Exhibit 1.01

VOXX International Corporation
Conflict Minerals Report
For The Year Ended December 31, 2014

This is the Conflict Minerals Report of VOXX International Corporation (herein referred to as “VOXX,” the “Company,” “we,” “us,” or “our”) for Calendar Year 2014 in accordance with Rule 13p-1 (the “Rule”) under the Securities Exchange Act of 1934 (the “1934 Act”), as amended. Please refer to Rule 13p-1, Form SD and the 1934 Act Release No. 34-67716 for definitions to the terms used in this Report, unless otherwise defined herein.

The Rule was adopted by the Securities and Exchange Commission (“SEC”) to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (Dodd-Frank Act). The Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain conflict minerals that are necessary to the functionality or production of their products. Conflict Minerals are defined as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum, tungsten, and gold (3TG) for the purposes of this assessment. These requirements apply to registrants whatever the geographic origin of the conflict minerals and whether or not they fund armed conflict.

If a registrant can establish that the conflict minerals originated from sources other than the Democratic Republic of the Congo or an adjoining country (the “Covered Countries”),or from recycled and scrap sources, the registrant must submit a Form SD which describes the Reasonable Country of Origin Inquiry completed.

If a registrant has reason to believe that any of the conflict minerals in its supply chain may have originated in the Covered Countries, or if it is unable to determine the country of origin of those conflict minerals, then the issuer must exercise due diligence on the conflict minerals’ source and chain of custody. The registrant must annually submit a report, Conflict Minerals Report (CMR), to the SEC that includes a description of those due diligence measures.

The report presented herein is not audited in accordance with the transition provision of the Rule.

Company Overview

Voxx is a leading international manufacturer and distributor in the Automotive, Premium Audio and Consumer Accessories industries. Our principle products include rear-seat entertainment devices, satellite radio products, automotive security, remote start systems, digital TV tuners, mobile antennas, mobile multimedia devices, aftermarket/OE-styled radios, car-link smartphone telematics application, collision avoidance systems, location-based services, home theater systems, high-end loudspeakers, outdoor speakers, iPod/computer speakers, business music systems, cinema speakers, flat panel speakers, Bluetooth speakers, soundbars, headphones, DLNA (Digital Living Network Alliance) compatible devices, remote controls, rechargeable battery packs, wireless and Bluetooth speakers, personal sound amplifiers, and iPod docks/iPod sound, A/V connectivity, portable/home charging, reception and digital consumer products. We conducted an analysis of our products and found that tin, tantalum, tungsten and gold (3TG) are found in substantially all of our products.

In accordance with the Rule, VOXX has undertaken due diligence to determine the conflict minerals status of the necessary conflict minerals used in its automotive, audio and consumer electronics manufacturing and distribution business. We adopted a due diligence program in 2013 that is consistent in all material respects with the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Second Edition (OECD 2013) (“OECD Framework”), an internationally recognized due diligence framework, including related Supplements for each of the conflict minerals.

VOXX has determined in good faith that for Calendar Year 2014, its conflict minerals status resulting from due diligence efforts for all products shows to be “DRC Conflict Undeterminable” (term as defined in the 1934 Act).

Conflict Minerals Policy

Voxx has a DRC Conflict Minerals sourcing policy setting forth that the Company does not knowingly source metals that come from the Eastern provinces of the Democratic Republic of Congo or adjoining countries (the “Conflict Region”). Voxx’s goal is to ultimately be able to certify that all of its products are manufactured with conflict free minerals. Voxx’s Conflict Minerals Policy statement can be found here: http://www.voxxintl.com/policies/suppliers/

All employees who are members of the Company’s Conflict Minerals Process Organization (as defined in section 1 of the Due Diligence portion of the report) are required to review the Company’s policy on conflict minerals and the relevant due diligence process. The Process Administrator and Process Champions (as defined in the Internal Standard Operating Procedures section) are responsible for ensuring that the related materials are appropriately communicated to organization members and key employees involved in the Company’s supply chain management.

Suppliers are encouraged to support industry efforts to enhance traceability and responsible practices in global mineral supply chains. The Company will provide consultation and reference materials to all suppliers, as requested, to aid them in understanding our conflict mineral process and due diligence plan and in developing their own policies toward preventing the use of conflict minerals or derivative metals sourced from mines controlled by armed groups in the Conflict Region.

Beginning in 2014, the Company began including a clause in its contracts requiring suppliers to comply with the applicable laws and regulations relating to the sourcing and use of Conflict Minerals in the products we purchase. We plan to include this clause in all new contracts, as well as contract renewals.

Supply Chain

Many of the products that we manufacture are highly complex, often containing thousands of parts from many direct suppliers. We have relationships with a vast network of suppliers throughout the world and there are generally multiple tiers between the 3TG mines and our direct suppliers. Therefore, we must rely on our direct suppliers to work with their upstream suppliers in order that they may provide us with accurate information about the origin of 3TG in the components we purchase.

Because of the complexity and size of our supply chain, we developed a risk-based approach that focused on all of our suppliers. We initially targeted our largest selling products, and then focused on all products sourced from these suppliers, regardless of size.

We requested that all identified suppliers provide information to us regarding 3TG and smelters using the template developed by the Electronic Industry Citizenship Coalition® (EICC®) and The Global e-Sustainability Initiative (GeSI), known as the EICC-GeSI Conflict Minerals Reporting Template (the “Template”). The Template was developed to facilitate disclosure and communication of information regarding smelters and refiners that provide material to a manufacturer’s supply chain. It includes questions regarding a direct supplier’s conflict-free policy, its due diligence process, and information about its supply chain such as the names and locations of smelters and refiners as well as the origin of 3TG used by those facilities.

Efforts to Determine Mine or Location of Origin

We have requested our suppliers to complete the Template in order to determine the mines or locations of origin of 3TG in our supply chain. Additionally, we requested that suppliers provide us with smelter ID’s and documentation of smelter certifications, as applicable, related to the smelters they source from. We have used the data collected to compare to a validated smelter list to help us decide how we wish to conduct business with these suppliers going forward.

Due Diligence

1.	Internal Standard Operating Procedures

Voxx has created internal standard operating procedures (SOPs) for its Conflict Minerals Process Organization, which was established by the Company to lead the Company’s conflict minerals evaluation and due diligence process.

These SOPs provide a step by step process that each business unit, department and employee must follow in order to generate and maintain the necessary information needed for Voxx’s compliance with the Rule.

The Organization is structured to provide Company-wide involvement of key individuals who have an impact on product development, procurement, production, supplier evaluation, public relations, corporate and social responsibility, information technology, legal and reporting. The members of the Organization are responsible for ensuring that the Company’s due diligence process is properly executed and all issues identified during implementation or ongoing execution are appropriately addressed and resolved on a timely basis. The Organization includes:

•	Process Oversight – VOXX International Corporation’s Board of Directors

•
Process Sponsor – Voxx’s President and Chief Executive Officer, who sets the tone at the top and emphasizes the importance of maintaining compliance with the Company’s established Conflict Minerals policy and due diligence process and improving supply chain management related to potential conflict minerals sources.

•
Process Leader – Voxx’s Senior Vice President and Chief Accounting Officer, who develops and oversees the Conflict Minerals due diligence process, ensures compliance with due diligence objectives and oversees day to day coordination of efforts pertaining to the due diligence process between management, external advisors and auditors.

•
Process Administrator – Responsible for administering and documenting day to day activities of the Conflict Minerals due diligence process, and coordinating efforts between management, external advisors and auditors. This role is performed by one of the Company’s administrative assistants.

•	External Conflict Minerals Advisor – 3E Company (“3E”)

•
Conflict Minerals Steering Committee – Representing a cross-section of the Company’s organizational leadership, responsible for sustaining and driving the Conflict Minerals due diligence process, making decisions and ensuring the evaluation process proceeds efficiently and effectively. The members of this committee include the Company’s Senior Vice President and Chief Accounting Officer, General Counsel, Chief Marketing Officer, as well identified leads within the Company’s subsidiaries at which the majority of products and materials containing conflict minerals reside, generally members of the engineering department.

•
Corporate Compliance Team – Responsible for the monitoring of the control environment related to, and management of, the external reporting process. Members of this team include the Director of Corporate Compliance and Manager of Financial Reporting who are responsible for the Company’s SOX compliance and the filing of SEC reports.

•
Conflict Minerals Champions – Designated individuals at each of the Company’s subsidiaries responsible for monitoring the functions in their respective processes, communicating with the Conflict Minerals Steering Committee about issues and changes within their processes and communicating with local personnel on new developments or requirements of the Conflict Minerals evaluation.

•
Significant Subsidiaries and Process Owners – Significant operating groups (and their respective owners/group leaders) identified by Company management that source or manufacture products containing minerals included on the Conflict Minerals list and requiring evaluation.

The Conflict Mineral Steering Committee, Corporate Compliance Team and Conflict Mineral Champions are responsible for assisting the Process Owners in the development, documentation and implementation of the Company’s procedures and the evaluation of potential conflict minerals procurement for its supply chain. All internal resources performing and/or assisting in the Conflict Minerals evaluation and due diligence are qualified to perform his/her respective duties in the evaluation and are trained on the systems used to carry out the Company’s due diligence.

2.	Risk Assessment & Risk Mitigation

The Company strives to maintain positive long-term relationships with all of its suppliers while remaining cost competitive in the market and upholding established quality standards. Whenever possible, the Company will leverage its long-term relationships to influence its suppliers to support conflict minerals initiatives and enable the Company to continue to responsibly source from them.

As part of Voxx’s Compliance Plan design, all products and suppliers were assessed and flagged in a Supplier Database for prioritization of due diligence and supply chain sourcing activities.

The Company’s consultants, 3E Company, has created and maintains for Voxx a supplier database to facilitate supply chain inquiries and control the documentation of due diligence performed related to potential conflict minerals within its supply chain. The supplier database is maintained within a software tool, Supply Chain Solutions, provided to the Company by 3E Company. 3E ensures the security of supplier information and that responsible process owners have been granted access to enter and maintain products and suppliers within the database and execute supplier inquiries.

At least semiannually, the Conflict Mineral Process Leader (as defined in the Internal Standard Operating Procedures section) generates a report of suppliers contained within the Supplier Database, including an indication of whether the supplier’s status is “Conflict Free.” A summary of suppliers by operating group is evaluated to determine the future risk mitigation plans for these suppliers, as necessary. Each operating group is required to respond on the conflict minerals status of its suppliers.

The Company’s goal is to report on all of its conflict mineral related suppliers each year. In order to achieve this goal, the suppliers of each item on the active item lists provided by the operating groups are identified. After the initial assessment is complete, suppliers providing conflict mineral related items are clearly identified in the Supplier Database, with consideration given to the volume of conflict minerals the supplier uses within the items it supplies via high, medium and low classifications relative to the items in the operating group’s supply chain. The Company focuses its due diligence efforts on those suppliers in the top two tiers to provide the greatest chance of success and coverage from its due diligence efforts.

The Company identifies the smelters/refiners of metals in its supply chain, including the mineral smelters/refiners who produce the refined metals and the gold refiners who produce the refined gold used in our supply chain through various means. This includes confidential communication with the Company’s immediate suppliers, specifying to direct suppliers which smelters/refiners meet the requirements of industry accepted standards for responsible mineral handling and transport, and the use of confidential information-sharing systems on suppliers and/or the contribution to, or research of, industry-wide schemes that provide disclosures on upstream actors in the supply chain.

Once smelters/refiners who produce refined conflict minerals used in the Company’s supply chain have been identified, the Company communicates with its suppliers sourcing from those smelters/refiners and obtains from them initial information on country of mineral origin, transit and transportation routes used between the mines and the smelters/refiners, or communicates preliminary red flag evidence identified in their supply chains. The determination of whether suppliers have, or reasonably should have, identified red flags in their supply chains is based on reasonable and good faith efforts of the Company relying on the evidence generated through interactions, transactions and inquiries of the suppliers. If the Company can reasonably determine that red flags do not arise in a supplier’s supply chain, no additional due diligence is required for that supply chain.

3.	Reasonable Country of Origin Methodology

Voxx utilizes 3E’s Conflict Minerals software and services to conduct its reasonable country of origin inquiry. This has involved sending the EICC-GESI Conflict Minerals Reporting Template (“the Template”) to all of Voxx’s direct suppliers. The Template must be completed and signed by an appropriate supplier signatory. Each year, prior to administering the Template to our suppliers in scope, the Company’s engineers reach out to suppliers in order to inform them of the requirements and timeline of the Rule and to provide advanced information related to the Template that will be forthcoming. In addition, 3E Company sends preliminary letters to each of our in-scope suppliers to provide additional information about the Template that will be sent. Voxx also offers to its suppliers online training sessions, through 3E, in multiple languages, in order to assist them in their understanding and timely completion of the Template and to educate them regarding the relevant, emerging SEC requirements and Voxx’s due diligence expectations.

All responses are received and validated for the following:

•
Completeness of survey– Responses should contain all required data in the format corresponding to the survey. If responses are incomplete or inconsistent, the supplier is contacted and asked for missing or supplemental data.

•	Accuracy and completeness of data – The metal content information provided should be compared to the Company’s records for the supplier in order to ensure it supports the supplier’s disclosure.

•	Material content – The data submitted should be consistent with any internal or external sources of data, such as part of material specifications.

•
Confirmation of smelter claims – Smelter information provided is compared to industry data published on the internet, the EICC/GeSI Conflict Free Smelter (CFS) list, or other recognized smelter certification program lists.

•
Comparison of number of smelters reported to the size of the supplier – Larger suppliers are likely to source minerals from more smelters, as compared to a smaller supplier. At least one smelter should be identified for each metal contained in a product.

In addition to the administration and review of responses to the Template, members of the Company’s Conflict Minerals Process Organization travel to the annual Consumer Electronics Show in Las Vegas, Nevada, held in January, in order to conduct in-person meetings with several of its top suppliers, in order to discuss the Company’s conflict mineral initiatives and provide additional information and answer inquiries related to the Template administered. The meetings are arranged by Voxx’s engineers through their ongoing communication with the suppliers during the due diligence process and provide the Company with the opportunity to engage with suppliers and direct them to information and training resources to attempt to increase the response rate and improve the content of the supplier survey responses. These meetings are conducted annually, as the Company believes the ability to meet with suppliers in person improves the due diligence process.

The Company will continue to refer to industry-driven programs to verify the performance of joint on-site spot checks of the smelters/refiners.

4.	Maintenance of Receivable Business Records

Voxx uses 3E Company’s database in order to maintain business records. This includes supplier responses, supplier corrective actions and risk mitigation processes. A report is generated from 3E’s database, at least annually, outlining the information gathered and the actual and potential risks identified in the supply chain risk assessment. The report includes the suppliers currently providing conflict minerals and the metals contained; items and related suppliers with one or more red flags; suppliers with insufficient responses; suppliers with anomalies in the due diligence process that need resolution; and suppliers who fail to respond.

Although no longer part of the mandatory requirements under final rules, the storage of these metrics is an important part of demonstrating transparency and is in accordance with compliance to recommended OECD due diligence. The Supplier Database will be maintained for a minimum of five (5) years.

This will also allow Voxx to show the long-term evolution and improvement of its program to its shareholders.

5.	Results of VOXX International Corporation’s Reasonable Country of Origin Inquiry

Our evaluation encompassed 100% of the materials we purchased in 2014 from third parties for which the Company has manufacturing oversight, in accordance with the Rule. For the purpose of the Reasonable Country of Origin Inquiry, Voxx continued to receive supply chain responses through May 15, 2015. Based on the process described above, Voxx received the following results from its Reasonable Country of Origin Inquiry:

Initial Assessment and Survey                    2014        2013
Total suppliers in scope of
Conflict Minerals requirements:                618        592

Response rate:                         71%        50%

Supplier Responses                        2014        2013
Products containing no Conflict Minerals
in materials provided to Voxx Corp:                 1,597        2,060
19%        30%

Products for which Conflict Minerals do not
originate from DRC or adjoining countries:             5,565        3,834
68%        55%

Product for which Conflict Minerals source
is unknown:                             1,081        1,045
13%        15%

Provided below is a link to Voxx’s internet disclosure of this Conflict Minerals Report: http://investors.voxxintl.com/sec.cfm

Through Supply Chain Solutions, Voxx has created and maintains a database of this information, with the assistance of 3E. A copy of the declared sources of material has been included as part of this filing in Exhibit A. The declared sources represent a summary of all available information, which has been declared by our suppliers in response to the RCOI.

6.	Future steps to be taken to improve due diligence and risk mitigation

We intend to take the following steps to improve the due diligence conducted to further mitigate the risk that the conflict minerals in our products finance or benefit armed groups in the DRC:

•	Continue to engage suppliers to obtain current, accurate and complete information about the supply chain.

•	Continue to incorporate Conflict Minerals compliance language into our contracts with suppliers as they are entered into or renewed.

•	Focus efforts to determine the source of components that the Company identified as DRC Conflict Undeterminable.

•	Work through the CFSI to expand the smelters and refiners participating in the Conflict Free Smelter Program.

•
Engage any suppliers, if found to be providing us with components or materials containing conflict minerals from sources that support conflict in the DRC, to establish an alternative source of conflict minerals that does not support such conflict.

•	Work with the OECD and relevant trade associations to define and improve best practices and encourage responsible sourcing of conflict minerals.

Smelter Name	Smelter Country	Gold	Tungsten	Tantalum	Tin
Ag Manufacturing	Algeria				X
Ag Manufacturing	Argentina				X
Ag Manufacturing	Australia				X
Ag Manufacturing	Belgium				X
Ag Manufacturing	Belize				X
Ag Manufacturing	Bolivia				X
Ag Manufacturing	Brazil				X
Ag Manufacturing	Canada				X
Ag Manufacturing	Chile				X
Ag Manufacturing	China				X
Ag Manufacturing	Czech Republic				X
Ag Manufacturing	France				X
Ag Manufacturing	Germany				X
Ag Manufacturing	Ghana				X
Ag Manufacturing	Great Britian				X
Ag Manufacturing	Hong Kong				X
Ag Manufacturing	Indonesia				X
Ag Manufacturing	Italy				X
Ag Manufacturing	Japan				X
Ag Manufacturing	Jordan				X
Ag Manufacturing	Malaysia				X
Ag Manufacturing	Peru				X
Ag Manufacturing	Philippines				X
Ag Manufacturing	Poland				X
Ag Manufacturing	Russia				X
Ag Manufacturing	Singapore				X
Ag Manufacturing	South Korea				X
Ag Manufacturing	Spain				X
Ag Manufacturing	Sweden				X
Ag Manufacturing	Switzerland				X

Ag Manufacturing	Taiwan				X
Ag Manufacturing	Thailand				X
Ag Manufacturing	The Netherlands				X
Ag Manufacturing	Turkey				X
Ag Manufacturing	USA				X
Ag Manufacturing	Vietnam				X
Armour Automotive Ltd	Indonesia				X
Asia Tungsten Products Vietnam Ltd.	Vietnam		X
Best Fortune Co., Ltd	Australia			X
Best Fortune Co., Ltd	China	X	X		X
Best Fortune Co., Ltd	USA				X
Brose Jefferson, Inc.	China		X		X
Brose Jefferson, Inc.	Indonesia				X
Brose Jefferson, Inc.	Japan		X
Brose Jefferson, Inc.	Singapore				X
Chenzhou Diamond Tungsten Products Co., Ltd.	China		X
Choice	China	X
CV Venus Inti Perkasa	Indonesia				X
Cwb Electronics Inc.	China	X
D Block Metals, LLC	USA			X
Dayu Jincheng Tungsten Industry Co., Ltd.	China		X
Edton Precision Technologies Ltd.	China		X
Edton Precision Technologies Ltd.	Germany				X
Edton Precision Technologies Ltd.	Russia		X
Elektrosil Vertriebs Gmbh	China	X			X
Elmos Semiconductor Ag	Brazil			X
Ewig Ind. Macaofor Us Product	China				X
Fidelity Printers and Refiners Ltd.	Zimbabwe	X
FIR Metals & Resource., Ltd.	China			X
Frischer Electronic S.a.	Indonesia				X
Ganxian Shirui New Material Co., Ltd.	China		X

Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China		X
Ganzhou Seadragon W & Mo Co., Ltd.	China		X
Ganzhou Yatai Tungsten Co., Ltd.	China		X
Gecom Corp.	Algeria				X
Gecom Corp.	American Samoa	X
Gecom Corp.	Australia	X		X
Gecom Corp.	Austria		X
Gecom Corp.	Belgium	X	X		X
Gecom Corp.	Bolivia	X			X
Gecom Corp.	Brazil	X		X	X
Gecom Corp.	Canada	X	X	X	X
Gecom Corp.	Chile	X
Gecom Corp.	China	X	X	X	X
Gecom Corp.	Czech Republic	X			X
Gecom Corp.	Ethiopia			X
Gecom Corp.	France	X		X	X
Gecom Corp.	Germany	X	X	X	X
Gecom Corp.	Great Britian	X		X	X
Gecom Corp.	Hong Kong	X			X
Gecom Corp.	India	X
Gecom Corp.	Indonesia	X			X
Gecom Corp.	Italy	X
Gecom Corp.	Japan	X	X	X	X
Gecom Corp.	Kazakhstan	X
Gecom Corp.	Luxembourg		X
Gecom Corp.	Malaysia	X			X
Gecom Corp.	Mexico			X
Gecom Corp.	Mozambique			X
Gecom Corp.	New Zealand	X
Gecom Corp.	North Korea			X	X
Gecom Corp.	Panama			X

Gecom Corp.	Peru	X			X
Gecom Corp.	Philippines	X			X
Gecom Corp.	Poland	X
Gecom Corp.	Russia	X	X	X	X
Gecom Corp.	Singapore	X	X		X
Gecom Corp.	South Africa	X		X
Gecom Corp.	South Korea	X	X	X	X
Gecom Corp.	Spain	X
Gecom Corp.	Sweden		X
Gecom Corp.	Switzerland	X		X	X
Gecom Corp.	Taiwan	X	X	X	X
Gecom Corp.	Thailand	X		X	X
Gecom Corp.	Turkey	X
Gecom Corp.	USA	X	X	X	X
Gecom Corp.	Vietnam		X		X
Global Advanced Metals Aizu	Japan			X
Global Advanced Metals Boyertown	USA			X
Good Mind Industries Co Ltd	Peru				X
Guangdong Jinding Gold Limited	China	X
Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	China			X
H.C. Starck Co., Ltd.	Thailand			X
H.C. Starck GmbH	Germany		X
H.C. Starck GmbH Goslar	Germany			X
H.C. Starck GmbH Laufenburg	Germany			X
H.C. Starck Hermsdorf GmbH	Germany			X
H.C. Starck Inc.	USA			X
H.C. Starck Ltd.	Japan			X
H.C. Starck Smelting GmbH & Co.KG	Germany		X	X
Haerter Technika Wytlaczania Sp. Z.o.o.s	Germany	X			X
Härter Stanztechnik Gmbh	Germany	X			X
Hella North America Inc	Brazil				X

Hella North America Inc	Chile	X
Hella North America Inc	China	X	X		X
Hella North America Inc	Japan				X
Hella North America Inc	Peru				X
Hella North America Inc	South Africa			X
Hella North America Inc	South Korea	X
Hella North America Inc	USA			X
Hengyang King Xing Lifeng New Materials Co., Ltd.	China			X
Hi-techsound System Co.	China				X
Huawei Device USA Inc.	Chile	X
Huawei Device USA Inc.	China	X	X	X	X
Huawei Device USA Inc.	Germany	X
Huawei Device USA Inc.	Indonesia				X
Huawei Device USA Inc.	Italy	X
Huawei Device USA Inc.	Japan	X
Huawei Device USA Inc.	Malaysia				X
Huawei Device USA Inc.	Philippines				X
Huawei Device USA Inc.	Singapore	X
Huawei Device USA Inc.	South Africa			X
Huawei Device USA Inc.	South Korea	X
Huawei Device USA Inc.	Taiwan				X
Huawei Device USA Inc.	USA	X		X
Huizhou Foryou General Electronics Co.,Ltd	China		X
Huizhou Foryou General Electronics Co.,Ltd	Germany				X
Huizhou Foryou General Electronics Co.,Ltd	Russia		X
Jet Optoelectronics, Co., Ltd	China		X		X
Jet Optoelectronics, Co., Ltd	South Africa			X
Jet Optoelectronics, Co., Ltd	South Korea	X
Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China		X
Jiangxi Dinghai Tantalum & Niobium Co., LTD	China			X
Jiangxi Gan Bei Tungsten Co., Ltd.	China		X

Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China		X
Jiangxi Richsea New Materials Co., Ltd.	China		X
Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China		X
Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China		X
Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	China		X
Jiangxi Yaosheng Tungsten Co., Ltd.	China		X
Jiujiang Zhongao Tantalum & Niobium Co, Ltd	China			X
KEMET Blue Metals	Mexico			X
KGHM Polska Miedź Spółka Akcyjna	Poland	X
Ksc Industries Inc	China				X
Laird Technologies, Inc.	Austria		X
Laird Technologies, Inc.	Belgium				X
Laird Technologies, Inc.	Bolivia				X
Laird Technologies, Inc.	Brazil				X
Laird Technologies, Inc.	Canada		X		X
Laird Technologies, Inc.	Chile	X
Laird Technologies, Inc.	China	X	X	X	X
Laird Technologies, Inc.	Czech Republic				X
Laird Technologies, Inc.	France	X			X
Laird Technologies, Inc.	Germany		X		X
Laird Technologies, Inc.	Great Britian				X
Laird Technologies, Inc.	Indonesia	X			X
Laird Technologies, Inc.	Italy	X
Laird Technologies, Inc.	Japan	X	X		X
Laird Technologies, Inc.	Malaysia				X
Laird Technologies, Inc.	Philippines				X
Laird Technologies, Inc.	Russia				X
Laird Technologies, Inc.	Singapore		X		X
Laird Technologies, Inc.	South Africa			X
Laird Technologies, Inc.	South Korea	X	X		X
Laird Technologies, Inc.	Switzerland				X

Laird Technologies, Inc.	Taiwan	X			X
Laird Technologies, Inc.	USA	X	X	X	X
Laird Technologies, Inc.	Vietnam				X
Lear Corporation	China		X
Lear Corporation	South Africa			X
Legend Silicon Corp.	China		X
Lighthorse Technologies, Inc.	Hong Kong	X
Line Tech Industrial Co., Ltd	Argentina				X
Line Tech Industrial Co., Ltd	Belgium				X
Line Tech Industrial Co., Ltd	Brazil				X
Line Tech Industrial Co., Ltd	Canada				X
Line Tech Industrial Co., Ltd	China				X
Line Tech Industrial Co., Ltd	Czech Republic				X
Line Tech Industrial Co., Ltd	France				X
Line Tech Industrial Co., Ltd	Germany				X
Line Tech Industrial Co., Ltd	Indonesia				X
Line Tech Industrial Co., Ltd	Peru				X
Line Tech Industrial Co., Ltd	Russia				X
Line Tech Industrial Co., Ltd	Singapore				X
Magnu's Minerais Metais e Ligas LTDA	Brazil				X
Malipo Haiyu Tungsten Co., Ltd.	China		X
Marquardt Switches Inc.	China				X
Marquardt Switches Inc.	South Korea	X
Md Elektronik Gmbh	Algeria				X
Md Elektronik Gmbh	American Samoa	X
Md Elektronik Gmbh	Argentina				X
Md Elektronik Gmbh	Australia	X		X	X
Md Elektronik Gmbh	Austria	X	X	X	X
Md Elektronik Gmbh	Belgium	X	X	X	X
Md Elektronik Gmbh	Belize				X
Md Elektronik Gmbh	Bolivia	X	X		X

Md Elektronik Gmbh	Brazil	X	X	X	X
Md Elektronik Gmbh	Canada	X	X	X	X
Md Elektronik Gmbh	Chile	X			X
Md Elektronik Gmbh	China	X	X	X	X
Md Elektronik Gmbh	Czech Republic				X
Md Elektronik Gmbh	Egypt				X
Md Elektronik Gmbh	Ethiopia	X		X
Md Elektronik Gmbh	France	X	X		X
Md Elektronik Gmbh	Germany	X	X	X	X
Md Elektronik Gmbh	Ghana				X
Md Elektronik Gmbh	Great Britian	X	X	X	X
Md Elektronik Gmbh	Hong Kong	X	X	X	X
Md Elektronik Gmbh	India	X	X		X
Md Elektronik Gmbh	Indonesia	X	X	X	X
Md Elektronik Gmbh	Italy	X			X
Md Elektronik Gmbh	Japan	X	X	X	X
Md Elektronik Gmbh	Jordan	X			X
Md Elektronik Gmbh	Kazakhstan	X		X	X
Md Elektronik Gmbh	Luxembourg		X
Md Elektronik Gmbh	Malaysia	X	X		X
Md Elektronik Gmbh	Mexico	X			X
Md Elektronik Gmbh	Mozambique			X
Md Elektronik Gmbh	New Zealand	X
Md Elektronik Gmbh	Panama			X	X
Md Elektronik Gmbh	Peru	X	X		X
Md Elektronik Gmbh	Philippines	X			X
Md Elektronik Gmbh	Poland	X			X
Md Elektronik Gmbh	Russia	X	X	X	X
Md Elektronik Gmbh	Singapore	X	X		X
Md Elektronik Gmbh	South Africa	X	X	X	X
Md Elektronik Gmbh	South Korea	X	X	X	X

Md Elektronik Gmbh	Spain	X	X	X	X
Md Elektronik Gmbh	Sweden		X		X
Md Elektronik Gmbh	Switzerland	X	X	X	X
Md Elektronik Gmbh	Taiwan	X	X	X	X
Md Elektronik Gmbh	Thailand	X	X	X	X
Md Elektronik Gmbh	The Netherlands	X		X	X
Md Elektronik Gmbh	Turkey	X	X		X
Md Elektronik Gmbh	Uruguay				X
Md Elektronik Gmbh	USA	X	X	X	X
Md Elektronik Gmbh	Uzbekistan	X	X	X	X
Md Elektronik Gmbh	Vietnam	X	X	X	X
Md Elektronik Gmbh	Western Sahara	X
Media Technology (Suzhou) Co., Ltd.	Angola				X
Media Technology (Suzhou) Co., Ltd.	China				X
Media Technology (Suzhou) Co., Ltd.	Japan				X
Media Technology (Suzhou) Co., Ltd.	Malaysia				X
Melt Metais e Ligas S/A	Brazil				X
Microelectronic	Turkey				X
Micronas Gmbh	Chile	X
Micronas Gmbh	China		X
MMTC-PAMP India Pvt. Ltd	India	X
New Epoch China	China				X
Nihon Dempa Kogyo Co., Ltd	Indonesia				X
Nkk Switches	China		X		X
Nkk Switches	South Africa			X
Nkk Switches	South Korea	X
Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Vietnam		X
O.M. Manufacturing Philippines, Inc.	Philippines				X
Omron Automotive Electronics	Algeria				X
Omron Automotive Electronics	Australia	X		X
Omron Automotive Electronics	Austria		X

Omron Automotive Electronics	Belgium		X		X
Omron Automotive Electronics	Bolivia				X
Omron Automotive Electronics	BRA				X
Omron Automotive Electronics	Brazil			X
Omron Automotive Electronics	Canada	X	X	X	X
Omron Automotive Electronics	Chile	X
Omron Automotive Electronics	China	X	X	X	X
Omron Automotive Electronics	Czech Republic				X
Omron Automotive Electronics	Ethiopia			X
Omron Automotive Electronics	France				X
Omron Automotive Electronics	Germany	X			X
Omron Automotive Electronics	Great Britian	X		X	X
Omron Automotive Electronics	HKG	X			X
Omron Automotive Electronics	Indonesia	X			X
Omron Automotive Electronics	Italy	X
Omron Automotive Electronics	Japan	X	X	X	X
Omron Automotive Electronics	Luxembourg		X
Omron Automotive Electronics	Malaysia	X			X
Omron Automotive Electronics	Mexico			X
Omron Automotive Electronics	Mozambique			X
Omron Automotive Electronics	Peru	X			X
Omron Automotive Electronics	Philippines				X
Omron Automotive Electronics	Russia	X	X	X	X
Omron Automotive Electronics	Singapore	X	X		X
Omron Automotive Electronics	South Africa	X		X
Omron Automotive Electronics	South Korea	X	X	X	X
Omron Automotive Electronics	Spain	X
Omron Automotive Electronics	Switzerland	X			X
Omron Automotive Electronics	Taiwan	X	X		X
Omron Automotive Electronics	Thailand	X		X	X
Omron Automotive Electronics	Turkey	X

Omron Automotive Electronics	USA	X	X	X	X
Omron Automotive Electronics	Vietnam		X		X
Operaciones Metalurgical S.A.	Bolivia				X
PAMP SA	Switzerland	X
Penglai Penggang Gold Industry Co Ltd	China	X
Philex	China				X
Phoenix Metal Ltd	Rwanda			X
Plansee	Austria			X
Plansee SE Liezen	Austria			X
Plansee SE Reutte	Austria			X
Polytron Print Gmbh	China				X
Precision Wire Assemblies, Inc.	Argentina				X
Precision Wire Assemblies, Inc.	Belgium				X
Precision Wire Assemblies, Inc.	Brazil				X
Precision Wire Assemblies, Inc.	Canada				X
Precision Wire Assemblies, Inc.	China				X
Precision Wire Assemblies, Inc.	Czech Republic				X
Precision Wire Assemblies, Inc.	France				X
Precision Wire Assemblies, Inc.	Germany				X
Precision Wire Assemblies, Inc.	Indonesia				X
Precision Wire Assemblies, Inc.	Peru				X
Precision Wire Assemblies, Inc.	Russia				X
Precision Wire Assemblies, Inc.	Singapore				X
Prioksky Plant of Non-Ferrous Metals	Russia	X
PT Alam Lestari Kencana	Indonesia				X
PT Aneka Tambang (Persero) Tbk	Indonesia	X
PT Artha Cipta Langgeng	Indonesia				X
PT ATD Makmur Mandiri Jaya	Indonesia				X
PT Babel Inti Perkasa	Indonesia				X
PT Babel Surya Alam Lestari	Indonesia				X
PT Bangka Kudai Tin	Indonesia				X

PT Bangka Putra Karya	Indonesia	X
PT Bangka Timah Utama Sejahtera	Indonesia	X
PT Bangka Tin Industry	Indonesia	X
PT Belitung Industri Sejahtera	Indonesia	X
PT BilliTin Makmur Lestari	Indonesia	X
PT Bukit Timah	Indonesia	X
PT Donna Kembara Jaya	Indonesia	X
PT DS Jaya Abadi	Indonesia	X
PT Eunindo Usaha Mandiri	Indonesia	X
PT Fang Di MulTindo	Indonesia	X
PT HANJAYA PERKASA METALS	Indonesia	X
PT HP Metals Indonesia	Indonesia	X
PT Inti Stania Prima	Indonesia	X
PT Karimun Mining	Indonesia	X
PT Koba Tin	Indonesia	X
PT Mitra Stania Prima	Indonesia	X
PT Panca Mega Persada	Indonesia	X
PT Pelat Timah Nusantara Tbk	Indonesia	X
PT Prima Timah Utama	Indonesia	X
PT Rajwa International	Indonesia	X
PT REFINED BANGKA TIN	Indonesia	X
PT Sariwiguna Binasentosa	Indonesia	X
PT Singkep Times Utama	Indonesia	X
PT Stanindo Inti Perkasa	Indonesia	X
PT Sumber Jaya Indah	Indonesia	X
PT Supra Sukses Trinusa	Indonesia	X
PT Timah (Persero), Tbk Kundur	Indonesia	X
PT Timah (Persero), Tbk Muntok	Indonesia	X
PT Tinindo Inter Nusa	Indonesia	X
PT Tirus Putra Mandiri	Indonesia	X
PT Tommy Utama	Indonesia	X

PT Wahana Perkit Jaya	Indonesia				X
PT Yinchendo Mining Industry	Indonesia				X
PX Précinox SA	Switzerland	X
QuantumClean	USA			X
Rand Refinery (Pty) Ltd	South Africa	X
Reichle & De-massari Gmbh	China		X
Reichle & De-massari Gmbh	Great Britian	X
Reichle & De-massari Gmbh	Hong Kong	X
Reichle & De-massari Gmbh	Indonesia				X
Reichle & De-massari Gmbh	South Korea	X
Reichle & De-massari Gmbh	Switzerland	X			X
Republic Metals Corporation	USA	X
RFH Tantalum Smeltry Co., Ltd	China			X
Richardson Electronics Gmbh	Australia	X
Richardson Electronics Gmbh	Austria		X
Richardson Electronics Gmbh	Belgium	X			X
Richardson Electronics Gmbh	Bolivia				X
Richardson Electronics Gmbh	Brazil	X			X
Richardson Electronics Gmbh	Canada	X			X
Richardson Electronics Gmbh	Chile	X
Richardson Electronics Gmbh	China	X	X	X	X
Richardson Electronics Gmbh	Czech Republic				X
Richardson Electronics Gmbh	Germany	X	X
Richardson Electronics Gmbh	Great Britian				X
Richardson Electronics Gmbh	Hong Kong	X
Richardson Electronics Gmbh	Indonesia	X			X
Richardson Electronics Gmbh	Italy	X
Richardson Electronics Gmbh	Japan	X		X	X
Richardson Electronics Gmbh	Kazakhstan	X
Richardson Electronics Gmbh	Kyrgystan	X
Richardson Electronics Gmbh	Malaysia				X

Richardson Electronics Gmbh	Mexico	X
Richardson Electronics Gmbh	Peru				X
Richardson Electronics Gmbh	Philippines	X
Richardson Electronics Gmbh	Russia	X	X		X
Richardson Electronics Gmbh	Saudi Arabia	X
Richardson Electronics Gmbh	South Africa	X
Richardson Electronics Gmbh	South Korea	X
Richardson Electronics Gmbh	Spain	X
Richardson Electronics Gmbh	Sweden	X
Richardson Electronics Gmbh	Switzerland	X
Richardson Electronics Gmbh	Taiwan	X			X
Richardson Electronics Gmbh	Thailand				X
Richardson Electronics Gmbh	The Netherlands	X
Richardson Electronics Gmbh	Turkey	X
Richardson Electronics Gmbh	USA	X	X		X
Richardson Electronics Gmbh	Uzbekistan	X
Royal Canadian Mint	Canada	X
Rui Da Hung	Taiwan				X
Sabin Metal Corp.	USA	X
Samduck Precious Metals	South Korea	X
SAMWON METALS Corp.	South Korea	X
Sanher Tungsten Vietnam Co., Ltd.	Vietnam		X
Sbu Sh O/b Golden Regent Usd Only	China	X
Schone Edelmetaal	The Netherlands	X
SEMPSA Joyería Platería SA	Spain	X
Shandong Zhaojin Gold & Silver Refinery Co. Ltd	China	X
Shanghai Jiangxi Metals Co. Ltd	China			X
Sichuan Tianze Precious Metals Co., Ltd	China	X
Singway Technology Co., Ltd.	Taiwan	X
So Accurate Group, Inc.	USA	X
SOE Shyolkovsky Factory of Secondary Precious Metals	Russia	X

Soft Metais, Ltda.	Brazil				X
Solar Applied Materials Technology Corp.	Taiwan	X
Solikamsk Magnesium Works OAO	Russia			X
Stoneridge, Inc. Dba Pollak	Chile	X
Stoneridge, Inc. Dba Pollak	South Korea	X
Stoneridge, Inc. Dba Pollak	USA	X
Sumida	Belgium				X
Sumida	Germany				X
Sumitomo Metal Mining Co., Ltd.	Japan	X
Taiyiie Technology	China				X
Taki Chemicals	Japan			X
Tanaka Kikinzoku Kogyo K.K.	Japan	X
Te Automotive Customer Service	China		X		X
Te Automotive Customer Service	South Africa			X
Te Automotive Customer Service	South Korea	X
Tecate Group	Malaysia				X
Tecate Group	Taiwan				X
Tejing (Vietnam) Tungsten Co., Ltd.	Vietnam		X
Telex Metals	USA			X
Thaisarco	Thailand				X
The Great Wall Gold and Silver Refinery of China	China	X
The Refinery of Shandong Gold Mining Co. Ltd	China	X
Tokuriki Honten Co., Ltd	Japan	X
Tongling nonferrous Metals Group Co.,Ltd	China	X
Torecom	South Korea	X
Trans Electric Co., Ltd.	Australia			X
Trans Electric Co., Ltd.	China	X	X		X
Trans Electric Co., Ltd.	USA				X
Trw Automotive Holdings Corp.	Belgium				X
Trw Automotive Holdings Corp.	Chile	X
Trw Automotive Holdings Corp.	China	X	X		X

Trw Automotive Holdings Corp.	Germany				X
Trw Automotive Holdings Corp.	Indonesia		X		X
Trw Automotive Holdings Corp.	South Korea	X
Trw Automotive Holdings Corp.	Thailand	X
Trw Automotive Holdings Corp.	USA				X
Tyco Electronics France SAS	China		X		X
Tyco Electronics France SAS	South Africa			X
Tyco Electronics France SAS	South Korea	X
Uei	China		X		X
Uei	Hong Kong	X
Uei	South Korea	X
Ulba Metallurgical Plant JSC	Kazakhstan			X
Umicore Brasil Ltda	Brazil	X
Umicore Precious Metals Thailand	Thailand	X
Umicore SA Business Unit Precious Metals Refining	Belgium	X
United Precious Metal Refining, Inc.	USA	X
Unwired Technology, LLC	China	X			X
Unwired Technology, LLC	South Korea	X			X
Valcambi SA	Switzerland	X
Vecsonic Electronics Inc	China				X
Vietnam Youngsun Tungsten Industry Co., Ltd	Vietnam		X
Vision Auto Elect Ind/twn	Austria		X
Vision Auto Elect Ind/twn	Belgium		X		X
Vision Auto Elect Ind/twn	Bolivia	X
Vision Auto Elect Ind/twn	Brazil				X
Vision Auto Elect Ind/twn	Canada		X		X
Vision Auto Elect Ind/twn	Chile	X
Vision Auto Elect Ind/twn	China	X	X	X	X
Vision Auto Elect Ind/twn	Germany	X	X	X	X
Vision Auto Elect Ind/twn	Great Britian				X
Vision Auto Elect Ind/twn	Hong Kong	X

Vision Auto Elect Ind/twn	Indonesia	X			X
Vision Auto Elect Ind/twn	Japan	X	X		X
Vision Auto Elect Ind/twn	Malaysia				X
Vision Auto Elect Ind/twn	Peru	X			X
Vision Auto Elect Ind/twn	Philippines				X
Vision Auto Elect Ind/twn	Poland				X
Vision Auto Elect Ind/twn	Russia			X	X
Vision Auto Elect Ind/twn	Singapore	X
Vision Auto Elect Ind/twn	South Korea	X			X
Vision Auto Elect Ind/twn	Spain	X
Vision Auto Elect Ind/twn	Taiwan	X	X		X
Vision Auto Elect Ind/twn	Thailand				X
Vision Auto Elect Ind/twn	USA	X	X	X	X
Vision Auto Elect Ind/twn	Vietnam				X
Western Australian Mint trading as The Perth Mint	Australia	X
White Solder Metalurgia e Mineração Ltda.	Brazil				X
Winegard Company	Bolivia				X
Wolfram Bergbau und Hütten AG	Austria		X
Wolfram Company CJSC	Russia		X
Xiamen Tungsten (H.C.) Co., Ltd.	China		X
Xiamen Tungsten Co., Ltd.	China		X
Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China		X
XinXing HaoRong Electronic Material CO.,LTD	China			X
Yamamoto Precious Metal Co., Ltd.	Japan	X
Yichun Jin Yang Rare Metal Co., Ltd	China			X
Yokohama Metal Co Ltd	Japan	X
Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	China				X
Yunnan Tin Group (Holding) Company Limited	China				X
Zhejiang Hiye Electronics Co. / 浙江杭一电器有限公司	France				X
Zhejiang Hiye Electronics Co. / 浙江杭一电器有限公司	Ghana				X
Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	X

Zhuzhou Cement Carbide	China		X
Zijin Mining Group Co. Ltd	China	X
Zylux Acoustic Corporation	China	X		X